UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported) June 30, 2010

Alico, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

0-261
(Commission File Number)

59-0906081
(IRS Employer Identification No.)

Post Office Box 338
LaBelle, Florida
(Address of principal executive offices)

33975
(Zip Code)

(863) 675-2966
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Ken Smith appointed as Executive Vice-President and Chief Operating Officer.

Effective July 1, 2010, the Company appointed Dr. Ken Smith to the position of Executive Vice-President and Chief Operating Officer.  His appointment was announced in a press release issued on June 30, 2010, which is attached hereto as Exhibit 99.1.  Dr. Smith will receive a regular base salary of $285,000 annually and remains eligible for an annual incentive bonus under the Company’s discretionary bonus plan.  Dr. Smith will additionally receive a housing allowance of $2,500 per month for twelve months, and a company vehicle under the terms of his employment.  Dr. Smith will be available to consult with Atlanticblue Group, Inc., the Company’s majority shareholder, as needed during a transition period of up to six months.  Atlanticblue will reimburse Alico for Dr. Smith’s services during this time.

Alico’s Board provides compensation to JD Alexander

Also effective July 1, 2010, Alico’s Board of Directors approved a compensation package for JD Alexander, its President and Chief Executive Officer.  Mr. Alexander had been serving in this capacity since February 23, 2010 without compensation.  Under the terms of the package, Mr. Alexander will receive an annual salary of $190,000 and remains eligible for an annual incentive bonus under the Company’s discretionary bonus plan.  Additionally, the Board voted to amend its director compensation plan to allow for Mr. Alexander to continue receiving director fees for his continued service on the Board.  Mr. Alexander will continue to serve as the CEO of both Alico, Inc. and Atlanticblue Group Inc., Alico’s majority shareholder.

Item 9.01. Financial Statements and Exhibits

(c)                      Exhibits.

Exhibit 99.1 Press release, dated June 30, 2010, announcing the appointment of Dr. Ken Smith as Executive Vice-President and Chief Operating Officer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALICO, INC.

By:      /s/ Patrick W. Murphy
           Patrick W. Murphy
           Senior Vice President and
           Chief Financial Officer

Dated: June 30, 2010
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EXHIBIT INDEX

Exhibit No.                                           Exhibit
99.1	Press release, dated June 30, 2010, announcing the appointment of Dr. Ken Smith as Executive Vice-president and Chief Operating Officer.